UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019 (May 7, 2019)

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OIS	New York Stock Exchange

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 7, 2019, the Board of Directors (the "Board") of Oil States International, Inc. (the "Company") authorized an amendment and restatement of the Company’s third amended and restated bylaws (the "Bylaws," and, as further amended and restated, the "Amended Bylaws"). The Amended Bylaws make the following changes to provide additional clarity and flexibility:

•	Clarifying that meetings of the Company’s stockholders may be held at any place, either within or outside the State of Delaware (Section 2.1);

•	Clarifying the authority of the Board to postpone, reschedule or cancel any special meeting of stockholders that the Board had previously scheduled (Section 2.2);

•
Providing that the Board may elect to fix separate record dates to determine stockholders entitled to notice of and entitled to vote at a meeting of the stockholders, and clarifying the Board’s authority to set a new record date if a stockholders’ meeting is adjourned (Section 2.4);

•	Clarifying the contents of and requirements for giving notice to the Company’s stockholders in connection with meetings of stockholders (Section 2.5);

•	Providing additional flexibility for the Board to adopt regulations and procedures in connection with meetings of the Company’s stockholders (Section 2.12);

•
Removing the requirement that the Board meet each quarter – regular meetings of the Board will instead be exclusively addressed in the Company’s Corporate Governance Guidelines and Board committee charters (prior Section 3.3); and

•	Providing flexibility for the Board to choose a director to preside at Board meetings where the Chairman is not present (Section 4.3).
The Amended Bylaws also make certain changes to the advance notice provisions (Section 2.9) relating to stockholder proposals for Board nominations and other business generally considered at the Company’s annual and special meetings, including adding the following provisions:

•
Any stockholder director nominee must provide the Company with information that the Company reasonably requests and that is necessary to allow the Company to determine the eligibility of the nominee to serve as a director of the Company;

•
A stockholder giving notice, the beneficial owner, if any, on whose behalf the nomination or proposal is being made, and, in certain cases, any "control person" if the stockholder or beneficial owner is an entity, must agree to provide certain updates regarding their ownership positions and any agreements, arrangements or understandings entered into with respect to such ownership positions or nomination or proposal to the Company within five business days after the record date for the meeting; and

•	The Chairman of the Board or the chairman of the meeting has the authority to assess whether any such nomination or proposal has been properly brought.
The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2019 Annual Meeting of Stockholders of Oil States International, Inc. was held on May 7, 2019. At the Annual Meeting, the stockholders of the Company (i) elected two Class III members to the Board of Directors, (ii) approved, on an advisory basis, the compensation of the named executive officers and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results for each proposal were as follows:

1.	To elect the two Class III members to the Board of Directors:

	For	Withheld	Broker Non‑Votes
Darrell E. Hollek	47,775,697	8,414,057	2,086,783
Robert L. Potter	46,431,077	9,758,677	2,086,783

2.	To approve, on an advisory basis, the compensation of the named executive officers:

For	Against	Abstain	Broker Non‑Votes
39,776,077	14,470,200	1,943,477	2,086,783

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstain
57,230,715	1,037,290	8,532
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1    Fourth Amended and Restated Bylaws of Oil States international, Inc., dated as of May 7, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
(Registrant)

Date:	May 8, 2019	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer